 BeesFree, Inc. Announces Resignation of CEO and Appoints Interim
CEO and Board Member

West Palm Beach, Florida – June 20, 2012 – BeesFree, Inc. (OTCBB: BEES), a company that owns patent pending technology that helps prevent the effects of Colony Collapse Disorder (CCD), reports that effective immediately, Mario Sforza, its President, CEO and Director, has resigned all positions with the company and its subsidiaries for personal reasons.

The board of directors has named David W. Todhunter, the Company’s CFO, as interim President and CEO pending a full CEO search. Mr. Todhunter has been the Company’s CFO since December 16, 2011. Over the past 20 years, Mr. Todhunter has served as the CFO or CEO for several companies ranging in size from start-ups to $100 million in revenue. He has also participated on over 20 corporate boards of directors. Mr. Todhunter holds a Bachelor of Arts in Applied Mathematics/Economic (magna cum laude) from Brown University.

BeesFree, Inc. interim President and CEO, David W. Todhunter, stated “We wish Mario the best in all his future endeavors. I am excited to build on the foundation that he has created.”

The Company also announced the appointment of Andrea Festuccia, Ph.D. as a director.

Dr. Festuccia has more than 16 years of extensive international experience in various facets of engineering. He has served as Chief Technology Officer and currently is senior manager of EILIS and Technical Director of Altran Italia SpA. He is the Chairman of the Board of Directors of Opt Sensor, a private Italian company dealing with R&D for electronic equipments to measure chemical parameters. He also taught General and Inorganic Chemistry as an Adjunct Professor at the University of "La Tuscia" in Viterbo. Since 2000, he has been an external expert for the Dept of Chemical Engineering at the University “La Sapienza” of Rome. He has also been a visiting professor at the Imperial College London. Dr. Festuccia is author of several scientific publication and the owner of several patents. He received a degree in chemical engineering and his doctor of philosophy degree in chemical engineering from the University of Rome - “La Sapienza”.

Dr. Andrea Festuccia added “I have first hand knowledge of the products, the field testing and the results. I am eager to help replicate the results on a global basis.”

About BeesFree, Inc. (OTCBB:BEES)

BeesFree Inc., a company focused on developing innovative solutions for the global beekeeping community, owns a patent pending technology that helps honeybees avoid the effects of Colony Collapse Disorder (CCD). For more information please visit www.beesfree.biz or contact the company at the numbers listed below.

Forward-Looking Statements

Statements about the future expectations of BeesFree, Inc. and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Bees Free, Inc. intends that such forward-looking statements shall be subject to the safe harbors created thereby.  Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by BeesFree, Inc. from time to time in its filings with the SEC. The words "may," "will," "believe," "estimate," "expect," "plan," "intend," "project," "anticipate," "could," "would," "should," "seek," "continue," "pursue" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. BeesFree, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contact:

BeesFree, Inc.
2101 Vista Parkway, Suite 122
West Palm Beach, FL

Interim CEO – David W. Todhunter

Tel: 917-553-0596

Email: d.todhunter@beesfree.biz